Exhibit 10.28

American Electric Power
155 W. Nationwide Blvd.
Columbus, OH 43215
AEPcom

Eastern Consolidated Energy, Inc.
76 George Road
Betsy Layne, KY 41605
Attn: Joseph G. Jacobs

March 8, 2006

Re: Coal Purchase and Sale Agreement No. 03-30-04-900
entered into as of September 25, 2004, by and between
Kentucky Power Company (“Buyer”),
and Eastern Consolidated Energy, Inc. (“Seller”)

Amendment 2006-1

Gentlemen:

Reference is made to the above-captioned Coal Purchase and Sale Agreement (the “Agreement”) under which Seller is obligated to supply coal to Buyer.

Reference is also made to the Definitions portion of the Agreement. Buyer and Seller hereby agree to redefine “Contract Year” as follows:

“Contract Year” shall mean the period commencing March 1, 2006 and ending February 28, 2007 and each period thereafter commencing March 1 and ending the immediately succeeding February 28 (for 2008, the end date shall be February 29) during the Delivery Period.

Reference is also made to Article I, of the Agreement, which specifies the term and delivery period of the Agreement. Buyer and Seller hereby agree to delete Article I in its entirety and replace Article I with the following in lieu thereof:

ARTICLE I
Term and Delivery Period

The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall remain in effect until February 28, 2009, except as provided elsewhere in this Agreement.
The delivery period of this Agreement (the “Delivery Period”) shall be from October 1, 2004 through February 28, 2009.

Eastern Consolidated Energy, Inc.
Amendment 2006-1

Reference is also made to Article II of the Agreement which establishes obligations and deliveries. Buyer and Seller hereby agree to replace the first sentence of the second paragraph within Article II, Section 2.1 with the following in lieu thereof:

“For the period commencing October 1, 2004 and ending February 28, 2006, Seller shall have the right to ship up to 20,000 tons per month at $51.00 per ton delivered to the Big Sandy Plant.”

Reference is also made to Article V, of the Agreement which establishes the Contract Price. Buyer and Seller hereby agree to replace the contract price portion of Article V and the first three paragraphs with the following in lieu thereof:

“The Contract Price shall be as follows:

Period

Contract Price
October 1, 2004 through February 28, 2008

$51.00 per ton delivered to the Big Sandy Plant

March 1, 2008 through February 28, 2009

(to be determined as follows)

On or before November 30, 2007, the parties shall negotiate, in good faith, to reach agreement on the price of Coal for the final 12 (twelve) month period (March 1, 2008 thru February 28, 2009). The agreed upon Contract Price shall reflect the one year market price of Coal, of the quality and quantity herein, delivered to the Big Sandy Plant. Such market price shall be no less than $6.00 below, nor be more than $6.00 above the Contract Price as of October 31, 2007. Such agreed upon price shall become the new Contract Price.

Should the Parties be unable to agree upon a new Contract Price by November 30, 2007, then the final Contract Year’s Contract Price shall be equal to the NYMEX-Spec OTC forward price quoted for the up-coming calendar year (2008), as published by Argus Coal Daily, or its successor publication, on the last published date of such publication prior to November 30, 2007. However, in no case shall the Contract Price be reduced by more than $6.00 per ton nor increased by more than $6.00 per ton from the then current Contract Price.

Notwithstanding the above, until Seller delivers nine-hundred, sixty thousand (960,000) tons of coal, except as provided herein under Changes in Law and Article VII, the Contract Price of $51.00 per ton delivered to the Big Sandy Plant shall be firm and not subject to any adjustment.
Reference is also made to Article XIV of the Agreement. Buyer and Seller agree to replace Article XIV with the following in lieu thereof:

ARTICLE XIV
Performance Guaranty

“Commencing March 1, 2006, Buyer shall escrow an amount equal to $2.00 per ton of the Contract Price for all tons delivered during the next two (2) Contract Years of this Agreement. During the third Contract Year:

Eastern Consolidated Energy, Inc.
Amendment 2006-1

Should the Contract Price exceed $45.00 per ton, but be less than $57.00 per ton, then Buyer shall release an amount equal to $1.00 per ton for each ton delivered during the third Contract Year, with the balance of the account plus interest to be released to Seller upon the completion of this Agreement, including but not limited to completion of Seller’s delivery of coal pursuant to Section 2.1 of this Agreement.

Should the limitations on increasing the Contract Price, as set forth in Article V, result in the March 1, 2008 Contract Price being increased by $6.00 per ton, then Seller shall continue to contribute an amount equal to $1.00 per ton for all tons delivered. The total account plus interest shall be released to Seller upon the completion of this Agreement, including but not limited to completion of Seller’s delivery of coal pursuant to Section 2.1 of this Agreement.

Should limitations on decreasing the Contract Price, as set forth in Article V, result in the March 1, 2008 Contract Price being decreased by $6.00 per ton, then Buyer shall release an amount equal to $2.00 per ton for each ton delivered in the third year, with the balance of the account plus interest being released to Seller upon the full completion of this Agreement, including but not limited to completion of Seller’s delivery of coal pursuant to Section 2.1 of this Agreement.

All monies, held by Buyer, shall accrue interest and shall be paid to Seller upon distribution as described above. If Seller defaults under this Agreement, Buyer may withdraw and setoff monies in the account up to the damages amount as reasonably demonstrated by Buyer.”

Except as amended herein, all other provisions of the Agreement shall remain in full force and effect.

If you are in agreement with the foregoing, kindly indicate your acceptance thereof by signing the enclosed duplicate of this letter in the space provided and returning it to this office.

If you have any questions, please feel free to contact Jason Rusk at 614-583-7275.

/s/James D. Henry
AMERICAN ELECTRIC POWER
SERVICE CORPORATION, on behalf of
Kentucky Power Company

Accepted:
EASTERN CONSOLIDATED ENERGY, INC.

By: /s/Joseph G. Jacobs

Title: President